AMENDMENT

TO FUND SERVICING AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Fund Servicing Agreement dated September 15, 2011, as amended (the “Agreement”) between FlexShares® Trust, severally and for and on behalf of each Fund and JPMorgan Chase Bank, N.A. (“J.P. Morgan”) is made and effective as of May 19, 2019 by the same parties.

WHEREAS, FlexShares® Trust and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide fund administration services, and the parties now wish to amend Appendix A of the Agreement.

NOW, THEREFORE in consideration of the mutual agreements contained herein, the FlexShares® Trust and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.

Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

This Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Amendment supersedes all prior agreements and understandings relating to the subject matter hereof. References to the Agreement shall be to the Agreement as amended by this Amendment.

THIS AMENDMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.

[signature page follows]

Amendment to Fund Servicing Agreement – Revised Appendix A

IN WITNESS WHEREOF, FlexShares® Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date stated above.

FLEXSHARES® TRUST

By: /s/ Jeff Beeson
Name: Jeff Beeson
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Greg Cook
Name: Greg Cook
Title: Executive Director

Amendment to Fund Servicing Agreement – Revised Appendix A

APPENDIX A

TO FUND SERVICING AGREEMENT

1.	FlexShares® Morningstar US Market Factor Tilt Index Fund
2.	FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund
3.	FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund
4.	FlexShares® Morningstar Global Upstream Natural Resources Index Fund
5.	FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund
6.	FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund
7.	FlexShares® Ready Access Variable Income Fund
8.	FlexShares® Quality Dividend Index Fund
9.	FlexShares® International Quality Dividend Index Fund
10.	FlexShares® Quality Dividend Defensive Index Fund
11.	FlexShares® International Quality Dividend Defensive Index Fund
12.	FlexShares® Quality Dividend Dynamic Index Fund
13.	FlexShares® International Quality Dividend Dynamic Index Fund
14.	FlexShares® STOXX® Global Broad Infrastructure Index Fund
15.	FlexShares® Global Quality Real Estate Index Fund
16.	FlexShares® Disciplined Duration MBS Index Fund
17.	FlexShares® Credit-Scored US Corporate Bond Index Fund
18.	FlexShares® Credit-Scored US Long Corporate Bond Index Fund
19.	FlexShares® US Quality Large Cap Index Fund
20.	FlexShares® Currency Hedged Morningstar DM ex-US Factor Tilt Index Fund
21.	FlexShares® Currency Hedged Morningstar EM Factor Tilt Index Fund
22.	FlexShares® Real Assets Allocation Index Fund
23.	FlexShares® STOXX® US ESG Impact Index Fund
24.	FlexShares® STOXX® Global ESG Impact Index Fund
25.	FlexShares® Core Select Bond Fund
26.	FlexShares® High Yield Value-Scored US Bond Index Fund
27.	FlexShares® US Quality Low Volatility Index Fund
28.	FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund
29.	FlexShares® Emerging Markets Quality Low Volatility Index Fund

Amendment to Fund Servicing Agreement – Revised Appendix A